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                                                                    EXHIBIT 10.5

                         SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of October _, 2003 is entered into by and among J.H. WHITNEY MEZZANINE FUND, L.P., a Delaware limited partnership ("JWF") and J.H. WHITNEY MEZZANINE DEBT FUND, L.P. ("JWD" and together with JWF, the "Seller"), ALLIED CAPITAL CORPORATION, a Maryland corporation ("Buyer"), and MERCURY AIR GROUP, INC., a Delaware corporation (the "Company").

         1. Purchase and Payment. Upon the terms of this Agreement, the Buyer purchases, and the Seller hereby sells and assigns to the Buyer for a total purchase price of $24,208,000: (i) a warrant (the "Warrant") to purchase up to 226,407 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company pursuant to Sections 8 and 9; (ii) a 12% Senior Subordinated Promissory Note from the Company in the amount of $24,000,000 (the "Note" and together with the Warrant, the "Securities"); and (iii) all rights of the Seller under all other documents or instruments executed in connection with the Securities Purchase Agreement between the Company and the Seller dated September 10, 1999, as amended by Amendment No. 1 dated as of September 30, 2000, Amendment No. 2 dated as of September 30, 2001 and Amendment No. 3 ("Amendment No. 3") dated as of December 30, 2002, including, without limitation, the Security Agreement dated December 30, 2002, the Registration Rights Agreement dated September 10, 1999 (as amended by Amendment No. 3) and the Preemptive Rights Agreement dated September 10, 1999 between the Company and JWF, the certain Subsidiary Guarantee entered into by certain subsidiaries of the Company in favor of JWF dated December 30, 2002, the Validity and Support Agreement entered into by the Company and Joseph Czyzyk in favor of JWF dated December 30, 2003, those certain Stock Pledge Agreements dated as of December 30, 2002 by and among the Company and certain of its subsidiaries and JWF, and the Subordination Agreement (the "Subordination Agreement") dated as of December 30, 2002 among JWF, Foothill Capital Corporation, as agent for the senior lenders, and the Company (collectively, the "Investment Documents"). Upon payment of the purchase price, the Seller shall deliver one or more notes or certificates evidencing the Buyer's ownership of each of the Securities.

         2. Assumption of Liabilities. Upon the terms of this Agreement, the Buyer hereby assumes and becomes responsible for the obligations and responsibilities of the Seller under the Securities and the Investment Documents.

         3. Ownership of Securities. The Seller represents and warrants to the Buyer that it is the true and rightful owner of the Securities and has good and marketable title to the Securities, free and clear of any liens or other encumbrances of any kind. The Seller represents and warrants to the Buyer that it has the power and authority to transfer the Securities to the Buyer pursuant to this Agreement. The Seller represents and warrants to the Buyer that the Securities and the Investment Documents it has delivered to the Buyer are true and complete originally-executed copies thereof.

         4. Non-Recourse. Except with respect to the representations and warranties of the Seller set forth in Section 3, the sale and transfer of the Securities is without recourse to the Seller and

~ JWF Securities Purchase Agreement

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the Seller does not guarantee the collectability of the Note, and Buyer, on behalf of itself and its heirs, executors, attorneys, administrators, successors and assigns, hereby unconditionally fully releases and forever discharges the Seller and its respective predecessors, successors and assignees, and each of their respective affiliates, subsidiaries, officers, directors, partners, members, employees, agents and attorneys, past and present, from any and all claims related to or arising in connection with, or related to, the Securities and the Investment Documents, as well as any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law or equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed from the beginning of the world, or which do exist.

         5. Consent to Amendment of Financing Statements. The Seller hereby consents to the amendment of any UCC-1 financing statement securing the obligations under the Note to designate the Buyer as secured party thereon, and agrees to execute any other documents or instruments reasonably requested by the Buyer in order to effectuate the foregoing.

         6. Subordination. The parties acknowledge that the Investment Documents are subject to the provisions of the Subordination Agreement. The Buyer hereby agrees to release the Seller from its obligations under the Subordination Agreement and agrees to indemnify the Seller and to hold the Seller harmless for all claims (other than claims related to a breach by Seller of the Subordination Agreement related thereto).

         7. Investment Representations. The Buyer hereby makes the following representations and warranties to the Seller:

                           a.       Investment. The Buyer is acquiring the Note
for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                           b.       Authority. The Buyer has full power and
authority to enter into and to perform this Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes valid and binding obligation of the Buyer enforceable in accordance with its respective terms. The Buyer represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                           c.       Accredited Investor. The Buyer is an
Accredited Investor within the definition set forth in Rule 501(a) of the Securities Act.

                           d.       Confidential Information. (i) The Buyer is
aware that the Seller may have access to certain non-public information which may be material regarding the Company and its

~ JWF Securities Purchase Agreement

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businesses (the "Confidential Information"); (ii) the Buyer is aware that such
Confidential Information may be indicative of a value of the Securities that is substantially different from the purchase price hereunder; (iii) the Buyer is experienced, sophisticated and knowledgeable in the trading in securities of private and public companies and understands the disadvantage to which it is subject on account of the disparity of information as between the Buyer and the Seller; and (iv) the Buyer has examined or been given the opportunity to examine all information which has been made publicly available by the Company in its press releases and through the various filings made by the Company with the Securities and Exchange Commission.

                           e.       Reliance. The Buyer understands and
acknowledges that the Seller is relying on the representations contained herein in engaging in the sale of the Securities and would not engage in the sale of the Securities in the absence of the representations contained herein.

         8. Closing. The closing on the purchase and sale of the Securities (the "Closing") shall take place at the offices of Piper Rudnick LLP, counsel to the Buyer, located at 1200 19th Street, NW, Washington, DC 20036, commencing at 10:00 a.m. local time on October _, 2003 or at such other place or such other date as may be mutually agreed upon by the Seller and the Buyer. At the Closing, (a) Buyer shall execute and deliver to Seller an Assignment and Assumption Agreement in the form attached hereto as Exhibit I and (b) Seller shall deliver its warrant to purchase 251,563 shares of Common Stock to the Company.

         9. Issuance of New Warrants. Promptly after the Closing, and in any event no later than two business days after the Closing, the Company shall issue (a) a warrant to purchase 226,407 shares of the Common Stock to the Buyer in the form attached hereto as Exhibit II (the "Buyer Warrant") and (b) a warrant to purchase 25,156 shares of Common Stock to the Seller in the form attached hereto as Exhibit III (the "Seller Warrant" and together with the Buyer Warrant, the "New Warrants"). The Company shall cause the per share exercise price of the Seller Warrant and any other warrants, options, convertible securities or other rights to purchase shares of Common Stock issued by the Company to the Seller from time to time to be equal to the lesser of (i) $7.484 per share and (ii) the per share exercise price payable by Buyer (or its transferees or assignees) under the Buyer Warrant (or any replacement warrant), in either case subject to adjustment as provided in the Seller Warrant.

         10. Acknowledgement and Release. The Company hereby acknowledges the assignment of the Securities and the Investment Documents to, and the assumption of the obligations and responsibilities of the Seller thereunder by, the Buyer and affirms that all rights and privileges that previously inured to the benefit of the Seller pursuant to the Securities and the Investment Documents shall hereafter inure to the benefit of the Buyer. The undersigned further acknowledges and agrees, on behalf of itself and its heirs, executors, attorneys, administrators, successors and assigns, hereby unconditionally fully releases and forever discharges the Seller and its respective predecessors, successors and assignees, and each of their respective affiliates, subsidiaries, officers, directors, partners, members, employees, agents, and attorneys, past and present, from any and all claims related to or arising in connection with, or related to, the Securities and Investment Documents, as well as any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs,

~ JWF Securities Purchase Agreement

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expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law or equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed from the beginning of the world, or which do exist.

         11.      Miscellaneous.

                           a.       Severability. The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           b.       Governing Law. This Agreement shall be
governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the choice of law or conflicts of law provisions thereof which might result in application of the laws of any other jurisdiction).

                           c.       Complete Agreement. This Agreement, the
Assignment of Note, the Assignment of Warrant, the Assignment and Assumption Agreement and the New Warrants constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

                           d.       Successors and Assigns. All of the terms and
provisions of this Agreement shall be binding upon the Seller, the Buyer and the Company and their respective successors and assigns, and shall inure to the benefit of the Seller, the Buyer and the Company and their respective successors and assigns.

                           e.       Counterparts; Facsimile Signatures. This
Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                           f.       Section Headings. The section headings are
for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

                         {Signatures on following page}

~ JWF Securities Purchase Agreement

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         IN WITNESS WHEREOF, the parties have executed this Securities Purchase
Agreement as of the date first written above.

                           J.H. WHITNEY MEZZANINE FUND, L.P.

                           By: WHITNEY GP, L.L.C., its General Partner

                           By: -s- Daniel J. O'Brien
                               -------------------------------------------
                               Name: Daniel J. O'Brien
                               Title: A Managing Member

                           J.H. WHITNEY MEZZANINE DEBT FUND, L.P.

                           By: WHITNEY GP, L.L.C., its General Partner

                           By: -s- Daniel J. O'Brien
                               -------------------------------------------
                                Name: Daniel J. O'Brien
                                Title: A Managing Member

                           ALLIED CAPITAL CORPORATION

                           By: [ILLEGIBLE]
                               -------------------------------------------
                               Name: [ILLEGIBLE]
                               Title: Managing Director

                           MERCURY AIR GROUP, INC,

                           By: [ILLEGIBLE]
                               -------------------------------------------
                               Name: [ILLEGIBLE]
                               Title: [ILLEGIBLE]

~ JWF Securities Purchase Agreement

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